Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, and if such undersigned is not a natural person, acting by and through one of its authorized representatives, hereby constitutes and appoints each of Guy M. Russo and Jaime Slocum as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s place and stead, in any and all capacities (until revoked in writing) to sign any and all instruments, certificates and documents required to be executed on behalf of the undersigned as an individual (if applicable) or in the undersigned’s capacity as a general partner or authorized signatory, as the case may be, on behalf of any of Canaan Equity II L.P., Canaan Equity II Entrepreneurs LLC, Canaan Equity II L.P (QP), Canaan Equity Partners II LLC, Canaan Equity III L.P., Canaan Equity III Entrepreneurs LLC, Canaan Equity Partners III LLC, Canaan VII L.P., Canaan Partners VII LLC, Canaan VIII L.P., Canaan Partners VIII LLC, Canaan IX L.P. and Canaan Partners IX LLC, in each case pursuant to the Securities Act of 1933, as amended, (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder (including filings pursuant to Section 16 (Forms 3, 4 and 5) and Section 13 (Schedule 13D and Schedule 13G) of the Exchange Act) and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Securities Act, the Exchange Act or by the Financial Industry Regulatory Authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby, and ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof, or may have done in connection with the matters described above.

Each of the undersigned may execute this power of attorney in separate counterparts, and each counterpart shall be deemed to be an original instrument. This agreement shall be effective as to each of the undersigned as of the date signed by that signatory.

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IN WITNESS WHEREOF, this Power of Attorney has been signed as of the respective dates set forth below.

Dated: 7/25/12	Canaan VII L.P.

By: /s/ Guy M. Russo
Name: Guy M. Russo
Title: Member/Manager

Dated: 7/25/12	Canaan Partners VII LLC

By: /s/ Guy M. Russo
Name: Guy M. Russo
Title: Member/Manager